 Consents of experts and counsel

                                                   EXHIBIT 23.1

                                       [LETTERHEAD OF SHEARER TAYLOR & CO.]

We have issued our report dated January 31, 2000, accompanying the consolidated financial statements of First M&F Corporation incorporated by reference in the Annual Report of First M&F Corporation on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said reports in this Post Effective Amendment No. 1 to Form S-8.

/s/ Shearer, Taylor & Co., P.A.

Ridgeland, Mississippi
August 24, 2000